Inland Real Estate Corporation
2901 Butterfield Road
Oak Brook, IL 60523
(888) 331-4732
www.inlandrealestate.com

News Release

Inland Real Estate Corporation (Investors/Analysts):	Inland Communications, Inc. (Media):
Trista Hertz, Director of Investor Relations	Rick Fox, Media Relations Coordinator
(630) 218-7364	(630) 218-8000 x4896
hertz@inlandrealestate.com	rfox@inlandgroup.com

INLAND REAL ESTATE CORPORATION TO PRESENT
AT NAREIT INSTITUTIONAL INVESTORS FORUM

OAK BROOK, Ill. (June 2, 2004) – Inland Real Estate Corporation today announced that it will be making a   company presentation at the National Association of Real Estate Investment Trusts’ Institutional Investors Forum, which will take place June 7 – 9 at the Sheraton Hotel and Towers in New York City.

The Company is scheduled to make its presentation on Tuesday, June 8th at 4:50 p.m. (Eastern) in the Riverside Ballroom at the Sheraton. The presentation will be made by the Company’s senior management team, including the Company’s chairman, Daniel L. Goodwin, and president and chief executive officer, Robert D. Parks. A copy of the presentation, which is currently being used in connection with the Company’s roadshow, is posted to the Company’s website at www.inlandrealestate.com – in the Investor Relations section, under “Presentations”.

Inland Real Estate Corporation is a self-administered public REIT that owns 138 neighborhood, community and single-tenant retail centers located in the Midwestern United States. The Company has been authorized by the New York Stock Exchange to list its shares of stock on the NYSE effective June 9, 2004.

This press release may contain forward-looking statements. Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe”, “expect”, “anticipate”, “intend”, “estimate”, “may”, “will”, “should” and “could.” There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. For a more complete discussion of these risks and uncertainties, please see the Company’s filing on Form 10-K for the year ended December 31, 2003.